                         NOTICE OF GUARANTEED DELIVERY

                     FOR TENDER OF SHARES OF COMMON STOCK

                                      OF

                                EMACHINES, INC.

                       PURSUANT TO THE OFFER TO PURCHASE

                            DATED NOVEMBER 27, 2001

                                      BY

                           EMPIRE ACQUISITION CORP.

                         A WHOLLY-OWNED SUBSIDIARY OF

                               EM HOLDINGS, INC.

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., EASTERN TIME, ON
                DECEMBER 27, 2001, UNLESS THE OFFER IS EXTENDED.

   As set forth in "THE TENDER OFFER--Procedure for Tendering Shares" of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below), if (i) certificates evidencing shares of common stock, par value $0.0000125 per share (the "Shares"), of eMachines, Inc., a Delaware corporation, are not immediately available, (ii) the certificates evidencing Shares and all other required documents cannot be delivered to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase), or
(iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be transmitted by facsimile transmission or delivered by hand or mail to the Depositary.

                       THE DEPOSITARY FOR THE OFFER IS:

                         EQUISERVE TRUST COMPANY, N.A.

        By Mail:          By Facsimile Transmission:         By Hand:

 EquiServe Trust Company        (For Eligible          Securities Transfer &
 Attn: CorporateActions      Institutions Only)              Reporting
  Post Office Box 43014        (781) 575-2901           c/o EquiServe Trust
Providence, RI 02940-3014                                     Company
                                                       100 William's Street,
                                                             Galleria
                                                     New York, New York 10038

                        Confirm Facsimile By Telephone:
                                (781) 575-3120

                             By Overnight Courier:
                            EquiServe Trust Company
                            Attn: Corporate Actions
                               150 Royall Street
                               Canton, MA 02021

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, the signature guarantee must appear on the applicable space provided in the signature box in the Letter of Transmittal.

   THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

  Ladies and Gentlemen:

  The undersigned hereby tender(s) to Empire Acquisition Corp., a Delaware corporation (the "Purchaser") and wholly-owned subsidiary of EM Holdings, Inc., a Delaware corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 27, 2001 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any supplements and amendments, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below of eMachines, Inc., a Delaware corporation (the "Company"), pursuant to the guaranteed delivery procedures set forth in "THE TENDER OFFER--Procedure for Tendering Shares" of the Offer to Purchase.

                                                SIGN HERE

              ------------------------- -------------------------
                  Number of Shares            Signature(s)

              ------------------------- -------------------------
                Certificate Nos. (if    Name(s) (Please Print or
                     available)                   Type)

              Check box if Shares will  Address:
              be tendered by book-entry
              transfer. [_]

              ------------------------- -------------------------
                Tendering Institution

              Account No. _____________ _________________________
                                                Zip Code
              Dated: ____________, 2001 _________________________
                                         Area Code and Telephone
                                                   No.

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of those Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company identified above (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Over the Counter Bulletin Board trading days after the date hereof.

    ______________________________________________
                    Name of Firm                   _________________________
                                                     Authorized Signature
              _________________________
                       Address                     Name: ___________________
                                                    (Please Print or Type)
              _________________________
                      Zip Code                     Title: __________________
                                                    (Please Print or Type)
    Area Code and
    Telephone No.: __________                      Dated: ___________,  2001
  NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL


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